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                                                                    Exhibit 5.1

                                  June 14, 1996

                                                                      09-098-017

IXC Communications, Inc.
Atlantic States Microwave Transmission Company
Central States Microwave Transmission Company
IXC Carrier, Inc.
IXC Long Distance, Inc.
Link Net International, Inc.
Rio Grande Transmission, Inc.
Telcom Engineering, Inc.
Tower Communication Systems Corp.
West Texas Microwave Company
Western States Microwave Transmission Company
2000 Plaza on the Lake, Suite 200
Austin, Texas  78746

         Re: IXC Communications, Inc., et. al. -- 12 1/2% Series A and Series B
             Senior Notes due October 1, 2005 -- Registration Statement on Form S-4 (File No. 333-2936)

Ladies and Gentlemen:

         We have acted as counsel to IXC Communications, Inc., a Delaware corporation (the "Company"), and each of Atlantic States Microwave Transmission Company, a Nevada corporation, Central States Microwave Transmission Company, an Ohio corporation, IXC Carrier, Inc., a Nevada corporation, IXC Long Distance, Inc., a Delaware corporation, Link Net International, Inc., a Delaware corporation, Rio Grande Transmission, Inc., a Delaware corporation, Telcom Engineering, Inc., a Texas corporation, Tower Communication Systems Corp., an Ohio corporation, West Texas Microwave
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IXC Communications, Inc.
June 14, 1996
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Company, a Texas corporation, and Western States Microwave Transmission Company,
a Nevada corporation, (each, a "Guarantor," and collectively, the "Guarantors"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of, and the offer to exchange (the "Exchange Offer"), the Company's 12 1/2% Series B Senior Notes due October 1, 2005 (the "New Notes") for its outstanding 12 1/2% Series A Senior Notes due October 1, 2005 and the guarantee of the New Notes by each of the Guarantors (collectively, the "Guarantees"). This opinion is delivered to you in connection with the Registration Statement on Form S-4 for the aforementioned New Notes, the Exchange Offer and the Guarantees, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on April 1, 1996 (File No. 333-2936), as amended (as amended, the "Registration Statement"). Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

         In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the form of the New Notes and the Indenture, each attached as an exhibit to the Registration Statement, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the effect on the subject transaction of United States federal law, the law of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance or transfer statutes.

         Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that when the Registration Statement shall become effective under the Securities Act, when the Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, and when the New Notes shall have been duly executed and authenticated as specified in the Indenture:
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IXC Communications, Inc.
June 14, 1996
Page 3

         1. The Indenture constitutes the legally, valid and binding obligation of the Company and each of the Guarantors.

         2. The New Notes will constitute the legally, valid and binding obligations of the Company and each of the Guarantors.

         3. The Guarantees will constitute the legally, valid and binding obligations of each of the Guarantors.

         The enforceability of the Indenture, the New Notes and the Guarantees is subject to the following exceptions, limitations and qualifications:

            (a) the effect upon the Indenture, the New Notes or the Guarantees of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally;

            (b) general principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

            (c) the unenforceability, under certain circumstances, of certain remedial and exculpatory provisions including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;

            (d) the unenforceability, under certain circumstances, of provisions in agreements which purport to bind persons or entities not parties thereto;

            (e) the unenforceability, under certain circumstances, of provisions which purport to establish consent to the subject matter jurisdiction of any court;
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IXC Communications, Inc.
June 14, 1996
Page 4

            (f) the unenforceability, under circumstances, of provisions regarding indemnification against, or contribution with respect to, liabilities where such indemnification or contribution is contrary to public policy;

            (g) provisions that permit any person to take action or make determinations, or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

            (h) under certain circumstances, the requirement that provisions may be modified or waived only in writing or only in a specific instance may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions;

            (i) the authority of a court to modify or limit contractual awards of attorneys fees;

            (j) statutory provisions and case law that provide that, in certain circumstances, a surety or guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the surety or guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the surety or guarantor; and

            (k) the unenforceability, under certain circumstances, of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that election of some particular remedy or remedies does not preclude recourse to one or more others.

         This opinion is given in respect of the Indenture, the New Notes and the Guarantees only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein. We assume that each of the Guarantors has received adequate consideration in connection with the Guarantees. To the extent that the obligations of the Company and
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IXC Communications, Inc.
June 14, 1996
Page 5

each of the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

         We inform you that Carl W. McKinzie, a principal in our firm, is a director of the Company and each of the Guarantors and stockholder of the Company and the Company has granted an option covering shares of common stock to another principal in our firm.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ RIORDAN & MCKINZIE